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                                                                   EXHIBIT 17(e)

                               POWER OF ATTORNEY
                               -----------------


     The undersigned Trustee of Goldman Sachs Trust, a Massachusetts business trust (the "Trust"), does hereby severally constitute and appoint Marcia L. Beck, Scott M. Gilman, Howard B. Surloff and Michael J. Richman, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them, and each of them acting singly, to sign for me, in my name and in the capacities indicated below, any and all Registration Statements of the Trust on Form N-1A or Form N-14, and any and all amendments thereto, to be filed by the Trust under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the offering of its shares of beneficial interest and any and all other documents and papers relating thereto, and generally to do all such things in my name and on my behalf in the capacities indicated to enable the Trust to comply with the 1940 Act and the 1933 Act, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all said Registration Statements and any and all amendments thereto.

     IN WITNESS WHEREOF, I have hereunder set my hand on this Instrument the 31st day of January, 1995.


                                         David B. Ford
                                    -------------------------------------
                                    David B. Ford, Trustee